Form 3 Joint Filer Information


Name:    Shire Pharmaceuticals Group plc

Address: Hampshire International Business Park
                  Chineham, Basingstoke
                  Hampshire, England  RG24 8EP

Designated Filer: Shire BioChem Inc.

Issuer & Ticker Symbol:    ImmunoGen, Inc. (IMGN)

Date of Event Requiring Statement:  May 13, 2003


Signature:        /s/ Angus Charles Russell
                  ----------------------------------
                  Name:  Angus Charles Russell
                  Title:  Group Finance Director